Exhibit 7(b)(.2)
                            AXSYS TECHNOLOGIES, INC.
                   Pro Forma Condensed Statement of Operations
                      For the Year Ended December 31, 1996
          (Unaudited - Dollars in thousands, except per share amounts)

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
                                                     Historical                                                     Pro Forma
                                                        Axsys              Historical                                 Axsys
                                                 Technologies, Inc.      Teletrac, Inc.      Adjustments        Technologies, Inc.
                                                 --------------------    ----------------   --------------     ---------------------
Net sales                                              $ 91,301              $  7,995                                $ 99,296

Cost of sales                                            67,483                 4,938                                  72,421
Selling, general and administrative expenses             16,501                 1,472                                  17,973
Amortization of intangible assets                           210                                $    272(f)                482
                                                       --------              --------          --------              --------

Operating income                                          7,107                 1,585              (272)                8,420


Interest expense                                          2,343                    12               685(e)              3,040
Other expense                                                18                  --                                        18
                                                       --------              --------          --------              --------

Income  before taxes and extraordinary item               4,746                 1,573              (957)                5,362

Income taxes                                              1,891                   634              (267)(g)             2,258
                                                       --------              --------          --------              --------

Income before extraordinary item                          2,855                   939              (690)                3,104

Extraordinary charge, net of tax benefit                   (173)                                                         (173)
                                                       --------              --------          --------              --------

Net income                                                2,682                   939              (690)                2,931

Preferred dividends                                         847                                                           847
                                                       --------              --------          --------              --------

Income applicable to common shareholders             $    1,835              $    939          $   (690)           $    2,084
                                                     ==========              ========          ========            ==========

Net income per common share:
  Income before extraordinary charge                 $     0.74                                                    $     0.79
  Extraordinary charge                                    (0.06)                                                        (0.06)
                                                     ----------                                                    ----------
                                                     $     0.68                                                    $     0.73
                                                     ==========                                                    ==========
Weighted average number of common shares
  outstanding                                         2,690,843                                                     2,843,843
                                                     ==========                                                    ==========
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